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                                                                    EXHIBIT 99.2


                                  [AVNET LOGO]

                        SPECIAL MEETING OF SHAREHOLDERS

                           _______ - DAY, [DATE], 2001
                              ____ A.M., LOCAL TIME

                          [ADDRESS OF MEETING LOCATION]


           You may vote through the Internet, by telephone or by mail.
      Please read the other side of this card carefully for instructions.
        However you decide to vote, your presence, in person or by proxy, at the Special Meeting of Shareholders is important to Avnet.



AVNET, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
ON ___ - DAY, [DATE], 2001, SOLICITED BY THE BOARD OF DIRECTORS        PROXY

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The undersigned shareholder of AVNET, INC. (the "Company") hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of the common stock of the Company standing in the undersigned's name on the books of the Company, at the special meeting of shareholders to be held at ____ a.m., local time, at _________ on ___ day, [date], 2001, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present at the meeting.

The undersigned hereby instructs the said proxies (i) to vote in accordance with the instruction marked on the reverse side on the proposal to approve the agreement and plan of merger by and between the Company, Alpha Acquisition Corp. and Kent Electronics Corporation, BUT, IF NO INSTRUCTION IS MARKED ON THE REVERSE SIDE, TO VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, and (ii) to vote in the said proxies' discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting).

The undersigned hereby acknowledges receipt of the notice of meeting and the proxy statement/ prospectus dated _______, 2001, relating to the special meeting of shareholders. The agreement and plan of merger being voted on at the special meeting is attached to the proxy statement/prospectus as Appendix A.


                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued - To Be Signed On Reverse Side)
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THERE ARE THREE WAYS TO VOTE YOUR PROXY.
                                                       --------------------
                                                       COMPANY #
                                                       CONTROL #
                                                       --------------------
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED
PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF
YOU MARKED, SIGNED AND RETURN YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 800-240-6326 -- QUICK * * * EASY * * * IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 midnight on _______________, 2001.

- You will be prompted to enter your 3-digit company number and your 7-digit control number, which are located above.

-   Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/AVT/ -- QUICK * * * EASY * * *
IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 midnight on ________, 2001.

- You will be prompted to enter your 3-digit company number and your 7-digit control number, which are located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to AVNET, INC., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

  IF YOU VOTE BY PHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

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              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
                              - PLEASE FOLD HERE -

1.  Approval of the agreement and
    plan of merger dated as of March
    21, 2001, by and between Avnet,
    Inc., Alpha Acquisition Corp. and
    Kent Electronics Corporation, in
    the form attached as Appendix A
    to the proxy statement/
    prospectus dated ______, 2001.
                                            [ ] For  [ ] Against  [ ] Abstain

2.  To take action with respect to
    such other matters as may properly
    come before the special meeting
    or any adjournment thereof.

                                         Date __________________________
Address Change?  Mark Box  [ ]
Indicate changes below:
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                                         Signature(s) in Box

                                         Please sign exactly as your name(s)
                                         appear(s) on this Proxy. If held by
                                         more than one owner, each owner must
                                         sign. Trustees, administrators, etc.
                                         should include full title. A
                                         corporation should provide its full
                                         name and the title of the authorized
                                         officer signing this proxy.
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